UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2012

AV Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

395 Village Drive Kissimmee, Florida	34759
(Address of Principal Executive Offices)	(Zip Code)

(863) 427-7180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2012, Patricia K. Fletcher notified AV Homes, Inc. (the "Company") of her decision to resign as Executive Vice President, General Counsel and Secretary of the Company.  The effective date of Ms. Fletcher's resignation has not been determined.  Ms. Fletcher will remain active as the Executive Vice President, General Counsel and Secretary of the Company through an indeterminate period as she assists the Company on the transition of her duties.  The Company also expects that Ms. Fletcher will remain associated with the Company as a consultant on important projects including, without limitation, the Poinciana Parkway project, following the effective time of her resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012	AV Homes, Inc.

By: /s/ Allen J. Anderson
	Name:	Allen J. Anderson,
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)